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Consent of Independent Certified Public Accountants




Phoenix Preschool Holdings, Inc.
New York, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated October 1, 1996, except for Note 9(a) which is as of June 5, 1997 and the Reorganization as described in Note 1(l) which is as of ______________________, 1997, relating to the consolidated financial statements of Phoenix Preschool Holdings, Inc., our report dated June 9, 1997 relating to the statements of income, stockholder's equity and cash flows of Pollack Enterprises, Inc. and our report dated June 20, 1997 relating to the statements of income, stockholder's equity and cash flows of Libbus, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.






                                                   /s/  BDO SEIDMAN, LLP
                                                        -----------------
                                                        BDO SEIDMAN, LLP


Philadelphia, Pennsylvania
July 15, 1997